Exhibit 8.1

T 410.244.7863 F 410.244.7742 bjo’connor@venable.com

August 12, 2025

Sila Realty Trust, Inc.
1001 Water Street, Suite 800
Tampa, Florida 33602

Ladies and Gentlemen:

    We have acted as tax counsel to Sila Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof, for the registration of the sale from time to time by the Company of (a) shares of common stock, $0.01 par value per share, of the Company (the “Shares”); (b) shares of preferred stock, $0.01 par value per share, of the Company; (c) warrants to purchase common stock or preferred stock; (d) depository shares; (e) purchase contracts; and (f) units, each as described in the Registration Statement.

    In rendering this opinion, we have examined and relied on the following documents, among other items:

1.The articles of incorporation of the Company, including all amendments and restatements thereof and all amendments thereto;

2.The bylaws of the Company, including all amendments and restatements thereof and all amendments thereto;

3.The certificate of formation or certificate of limited partnership, as applicable, of each of Sila REIT, LLC, a Maryland limited liability company wholly-owned by the Company (“SRL”), Sila Realty Operating Partnership, LP, a Delaware limited partnership, which entity is owned by the Company and SRL (“SROP”), Sila Partner, LLC, a Delaware limited liability company wholly-owned by the Company (“SPL”), Sila Operating Partnership, LP, a Delaware limited partnership owned by SPL and SROP (“SOP”), and Sila Realty Management Company, LLC, a Delaware limited liability company wholly-owned by SROP (“SRMC” and, together with SRL, SROP, SPL, and SOP, the “Subsidiaries”), including all amendments and restatements thereof and all amendments thereto;

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August 12, 2025

4.The limited liability company agreement or limited partnership agreement, as applicable, of each Subsidiary, including all amendments and restatements thereof and all amendments thereto;

5.The Registration Statement and the Prospectus included therein, as filed with the Commission under the Securities Act, and the Prospectus Supplement, filed on August 12, 2025 (collectively, the “Prospectus”);

6.The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, in the form filed with the Commission on August 7, 2025, pursuant to the Securities Exchange Act of 1934, as amended; and

7.A letter of certain factual representations of the Company and the Subsidiaries, dated as of the date hereof (the “Certificate of Representations”).

In our examination of the foregoing documents, we have assumed that (i) all factual representations and statements in such documents are true and correct, (ii) each party who has executed or adopted, or will execute or adopt, the documents had, or will have, the proper authority and capacity, (iii) any documents that have been provided to us in draft form will be executed, adopted and/or filed without material modification, and (iv) each of the Company and the Subsidiaries will operate in accordance with the method of operation described in its organizational documents, the Registration Statement, and the Certificate of Representations.

    For purposes of this opinion, we have assumed that the Company was properly qualified as a real estate investment trust (a “REIT”) within the meaning, and under the provisions, of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), for United States federal income tax purposes for the taxable year ended December 31, 2014 through the taxable year ended December 31, 2018. Furthermore, as to matters of fact, we have assumed (i) the accuracy of the factual representations contained in the Certificate of Representations and that each representation contained in the Certificate of Representations to the best of the Company’s and each Subsidiary’s knowledge is accurate and complete without regard to such qualification as to the best of the Company’s and each Subsidiary’s knowledge, (ii) that the Certificate of Representations has been executed by appropriate and authorized officers of the Company and each Subsidiary, and (iii) the genuineness of the signatures on the Certificate of Representations. Where the factual representations in the Certificate of Representations involve terms defined in the Code, the Treasury Regulations thereunder, published rulings of the Internal

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August 12, 2025

Revenue Service, or other relevant authority, we have made ourselves available to review with the individuals making such representations the relevant provisions of the Code, Treasury Regulations thereunder, judicial authority, and published administrative interpretations thereof. We are not aware of any facts inconsistent with the representations set forth in the Certificate of Representations.

Based on the foregoing and in reliance thereon, and subject thereto and on an analysis of the Code, Treasury Regulations thereunder, judicial authority, and published administrative interpretations thereof and such other laws and facts as we have deemed relevant and necessary, we hereby state our opinion that (i) for its taxable year ended December 31, 2019 through its taxable year ended December 31, 2024, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s actual ownership, organization, and method of operation through the date of this opinion has enabled, and its proposed ownership, organization, and method of operation, as described in the Certificate of Representations, will continue to enable, the Company to meet the requirements for qualification and taxation as a REIT through December 31, 2025, and (ii) the information in the Registration Statement and the Prospectus under the heading “Material U.S. Federal Income Tax Considerations” has been reviewed by us and, insofar as such statements constitute statements or summaries of matters of United States federal income tax consequences to holders of Shares, constitutes, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of the ownership and disposition of the Shares, subject to the qualifications set forth therein. This opinion represents our legal judgment, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court.

    The Company’s qualification as a REIT will depend upon the continuing satisfaction by the Company of the requirements of the Code relating to qualification for REIT status, which requirements include those that are dependent upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. We do not undertake to monitor whether the Company actually will satisfy the various REIT qualification tests, and no assurance can be given that the actual ownership and operations of the Company and its affiliates have satisfied or will satisfy those requirements. This opinion does not preclude the possibility that the Company may need to utilize one or more of the various “savings provisions” under the Code and the Treasury Regulations thereunder that would permit the Company to cure certain violations of the requirements for qualification and taxation as a REIT. Utilizing such savings provisions could require the Company to pay significant penalty or excise taxes and/or interest charges and/or make additional distributions to shareholders that the

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Company otherwise would not make. We also have not investigated or verified the ability of the Company, the Subsidiaries and/or their subsidiaries, affiliates and owners, or their “eligible independent contractors,” to operate in compliance with the Certificate of Representations or our assumptions. Differences between the actual ownership and operations of such entities and the prior, proposed and intended ownership and operations described in the Certificate of Representations or our assumptions could result in United States federal income tax treatment of the Company that differs materially and adversely from the treatment described herein. We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States of America to the extent specifically referred to herein.

    This opinion is furnished in connection with the transaction described herein. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of the name of our firm therein. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented or assumed herein, or of any subsequent changes in applicable law.

                        Very truly yours,

    /s/ Venable LLP

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